UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2019

Potbelly Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36104

Delaware	36-4466837
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 N. Canal Street, Suite 850

Chicago, Illinois 60606

(Address of principal executive offices, including zip code)

(312) 951-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PBPB	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On May 16, 2019, the Board of Directors (the “Board”) of Potbelly Corporation (the “Company”) appointed Adrian Butler, 49, as a member of the Board to fill one of the vacancies created when Peter Bassi, Ann-Marie Campbell and Harvey Kanter did not stand for election at the Annual Meeting of the Shareholders, and decreased the size of the Board to seven members to eliminate the remaining vacancies. Mr. Butler will serve until the 2020 annual meeting of the Company’s stockholders or until his successor has been duly elected and qualified. Mr. Butler was also appointed to the Audit Committee of the Board. Mr. Butler is currently the Senior Vice President, Chief Information Officer of Dine Brands Global, a full-service restaurant company whose brands include Applebee’s Neighborhood Grill + Bar and IHOP.

There are no arrangements or understandings between Mr. Butler and any other persons pursuant to which he was selected as a director. Mr. Butler will be eligible to receive the standard compensation paid to non-employee directors for as previously disclosed by Potbelly. Neither the Company nor the Board is aware of any transaction in which Mr. Butler has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Butler will be indemnified by the Company pursuant to the Company’s Seventh Amended and Restated Certificate of Incorporation and Amended and Restated By-laws for actions associated with being a director. In addition, the Company has entered into an indemnification agreement with Mr. Butler, which provides for indemnification to the fullest extent permitted under Delaware law. The indemnification agreement is substantially identical to the form of agreement executed by the Company’s other directors and executive officers.

A copy of the Company’s press release announcing the appointment of Mr. Butler is attached hereto as Exhibit 99.1.

(e) At the Potbelly Corporation annual meeting of shareholders held on May 16, 2019, the Company’s shareholders approved the Potbelly Corporation 2019 Long-Term Incentive Plan (“LTIP”), to, among other things, increase the number of shares available for issuance. The number of shares available for issuance under the LTIP is equal to the sum of (i) 1,200,000 shares, plus (ii) the number of shares that are available under the Amended and Restated Potbelly Corporation 2013 Long-Term Incentive Plan (the “Prior Plan”) immediately prior to the approval of the LTIP. No new award can be made under the Prior Plan. Pursuant to the LTIP, the Company may grant awards to any officer, director, employee, consultant, independent contractor or agent of the Company and/or a related company, and persons who are expected to become an officer, director, employee, consultant, independent contractor or agent of the Company or a related company.

A more complete description of the LTIP is contained in the Company’s Proxy Statement, dated April 2, 2019 (the “Proxy Statement”), as filed with the Securities and Exchange Commission (the “Commission”), under the heading “Proposal 5 Approval of the Potbelly Corporation 2019 Long-Term Incentive Plan,” which is incorporated by reference. The description of the LTIP set forth in the Proxy Statement is qualified in its entirety by reference to the complete text of the LTIP, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

We held our annual meeting of shareholders on May 16, 2019. At the annual meeting, shareholders voted in favor of the election of six directors, Joseph Boehm, Susan Chapman-Hughes, Dan Ginsberg, Marla Gottschalk, Alan Johnson, and Benjamin Rosenzweig, to our Board of Directors; voted in favor of the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019; approved, by a non-binding advisory vote, a resolution to approve the Company’s 2018 named executive officer compensation; approved, by a non-binding advisory vote, to consider future advisory votes to approve the Company’s named executive officer compensation every year; and approved our Potbelly Corporation 2019 Long-Term Incentive Plan. The final voting results were as follows:

(1)	Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joe Boehm	15,492,542	83,626	6,540,780
Susan Chapman-Hughes	15,088,938	487,230	6,540,780
Dan Ginsberg	15,087,174	488,994	6,540,780
Marla Gottschalk	15,088,951	487,217	6,540,780
Alan Johnson	15,513,007	63,161	6,540,780
Benjamin Rosenzweig	15,343,130	233,038	6,540,780

(2)	Ratification of the appointment of Deloitte & Touche LLP as independent auditors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,731,177	368,496	17,275	—

(3)	Non-binding, advisory vote on a resolution to approve 2018 named executive officer compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,928,805	620,202	27,161	6,540,780

(4)	Non-binding, advisory vote on the frequency of future advisory votes to approve named executive officer compensation

1 Year	2 Years	3 Years	Abstentions
14,337,477	6,412	1,220,133	12,146

(5)	Approval of Potbelly Corporation 2019 Long-Term Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,882,013	687,328	6,827	6,540,780

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Potbelly Corporation 2019 Long-Term Incentive Plan

99.1	Press Release issued by the Company on May 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2019	Potbelly Corporation

	By:	/s/ Thomas Fitzgerald
	Name:	Thomas Fitzgerald
	Title:	Chief Financial Officer
(Principal Financial Officer)

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